EXHIBIT (21)

SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
AS OF DECEMBER 31, 2004

Name	Jurisdiction of Incorporation	Percent Ownership

Danner, Inc.	Wisconsin	100%